                                                                     EXHIBIT 4.4

                             BERKSHIRE HATHAWAY INC.


                              THE BANK OF NEW YORK

                    as Collateral Agent, Custodial Agent and

                             Securities Intermediary


                                       AND


                              THE BANK OF NEW YORK

                                 as SQUARZ Agent


                              AMENDED AND RESTATED
                                PLEDGE AGREEMENT


                      Originally dated as of May 28, 2002,
                   Amended and Restated as of August 13, 2002

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                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE I DEFINITIONS.............................................................  2

  SECTION 1.1   Definitions.......................................................  2

ARTICLE II PLEDGE; CONTROL AND PERFECTION.........................................  7

  SECTION 2.1   The Pledge........................................................  7
  SECTION 2.2   Control and Perfection............................................  8

ARTICLE III PAYMENTS ON PLEDGED COLLATERAL........................................ 10

  SECTION 3.1   Payments.......................................................... 10
  SECTION 3.2   Application of Payments........................................... 10

ARTICLE IV SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES................ 11

  SECTION 4.1   Collateral Substitution and the Creation of Stripped SQUARZ....... 11
  SECTION 4.2   Collateral Substitution and the Re-Creation of SQUARZ............. 12
  SECTION 4.3   Bankruptcy........................................................ 13
  SECTION 4.4   Early Settlement; Merger Early Settlement; Cash Settlement........ 14
  SECTION 4.5   Cancellation, Expiration, Early Expiration or Exercise............ 14
  SECTION 4.6   Remarketing; Application of Proceeds; Settlement.................. 17

ARTICLE V VOTING RIGHTS-- NOTES................................................... 17

  SECTION 5.1   Exercise by SQUARZ Agent.......................................... 17

ARTICLE VI RIGHTS AND REMEDIES.................................................... 18

  SECTION 6.1   Rights and Remedies of the Collateral Agent....................... 18
  SECTION 6.2   Substitutions..................................................... 19

ARTICLE VII REPRESENTATIONS AND WARRANTIES; COVENANTS............................. 19

  SECTION 7.1   Representations and Warranties.................................... 19
  SECTION 7.2   Covenants......................................................... 20

ARTICLE VIII THE COLLATERAL AGENT................................................. 21

  SECTION 8.1   Appointment, Powers and Immunities................................ 21
  SECTION 8.2   Instructions of the Company....................................... 22
  SECTION 8.3   Reliance.......................................................... 22
  SECTION 8.4   Rights in Other Capacities........................................ 23
  SECTION 8.5   Non-Reliance on Collateral Agent.................................. 23
  SECTION 8.6   Compensation and Indemnity........................................ 23

                                        i

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
  SECTION 8.7   Failure to Act.................................................... 24
  SECTION 8.8   Resignation....................................................... 25
  SECTION 8.9   Right to Appoint Agent or Advisor................................. 26
  SECTION 8.10  Survival.......................................................... 26
  SECTION 8.11  Exculpation....................................................... 26

ARTICLE IX AMENDMENT.............................................................. 26

  SECTION 9.1   Amendment Without Consent of Holders.............................. 26
  SECTION 9.2   Amendment with Consent of Holders................................. 27
  SECTION 9.3   Execution of Amendments........................................... 28
  SECTION 9.4   Effect of Amendments.............................................. 28
  SECTION 9.5   Reference to Amendments........................................... 28

ARTICLE X MISCELLANEOUS........................................................... 28

  SECTION 10.1   No Waiver........................................................ 28
  SECTION 10.2   GOVERNING LAW.................................................... 29
  SECTION 10.3   Notices.......................................................... 29
  SECTION 10.4   Successors and Assigns........................................... 29
  SECTION 10.5   Counterparts..................................................... 29
  SECTION 10.6   Severability..................................................... 30
  SECTION 10.7   Expenses, Etc.................................................... 30
  SECTION 10.8   Security Interest Absolute....................................... 30
  SECTION 10.9   Waiver of Jury Trial............................................. 31

EXHIBIT A  Instruction from SQUARZ Agent to Collateral Agent

EXHIBIT B  Instruction to SQUARZ Agent

                      AMENDED AND RESTATED PLEDGE AGREEMENT

     AMENDED AND RESTATED PLEDGE AGREEMENT, originally dated as of May 28, 2002 and amended and restated as of August 13, 2002 (this "Agreement"), among Berkshire Hathaway Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, not individually but solely as (i) collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), (ii) custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent"), and (iii) "securities intermediary" as defined in Section 8-102(a)(14)(B) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Bank of New York, a New York banking corporation, not individually but solely as SQUARZ Agent and as attorney-in-fact for the Holders (as defined below) of the Units (as defined below) (in such capacity, together with its successors in such capacity, the "SQUARZ Agent") under the SQUARZ Agreement (as defined below).

                                    RECITALS

     WHEREAS, the Company and the SQUARZ Agent are parties to the SQUARZ Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "SQUARZ Agreement") pursuant to which SQUARZ have been issued;

     WHEREAS, pursuant to the SQUARZ Agreement each SQUARZ will be comprised of
(a) a warrant to purchase, on or prior to May 15, 2007 (subject to early expiration as described in the SQUARZ Agreement), at the Underlying Warrant holder's election, either, 0.1116 shares (subject to adjustment pursuant to Section 5.8 of the SQUARZ Agreement) of Berkshire Class A Common Stock or 3.3480 shares (subject to adjustment pursuant to Section 5.8 of the SQUARZ Agreement) of Berkshire Class B Common Stock, (b) a 3.0% Senior Note of the Company due November 15, 2007 (subject to its earlier acceleration in accordance with the terms of the Indenture), having a principal amount of $10,000 (a "Note"), and
(c) an Initial Pledged Treasuries Interest.

     WHEREAS, at any time prior to two Business Days prior to the first to occur of the Underlying Warrant Maturity Date or the Underlying Warrant Early Expiration Date and in accordance with the terms of the SQUARZ Agreement, a Holder of a SQUARZ may separate a Note from the related Underlying Warrant and Initial Pledged Treasuries Interest by substituting for such Note, Substitute Pledged Treasuries. Upon such separation, the SQUARZ will become a Stripped SQUARZ and the Pledged Note relating to such SQUARZ will be released from the Pledge. Each Stripped SQUARZ will be comprised of (a) an Underlying Warrant, (b) an Initial Pledged Treasuries Interest and (c) a Substitute Pledged Treasuries Interest.

     WHEREAS, pursuant to the terms of the SQUARZ Agreement, the SQUARZ Agent, on behalf of itself and all Holders has agreed to execute and deliver this Agreement on behalf of itself and all Holders and to grant the pledge provided hereby of the Notes, the Initial Pledged Treasuries and any Substitute Pledged Treasuries to secure the obligations of each Holder under the SQUARZ Agreement, as provided herein and subject to the terms hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent, and the SQUARZ Agent, on its own behalf and on behalf of all Holders, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1    Definitions.

     For all purposes of this agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) capitalized terms used but not defined herein are used as defined in the SQUARZ Agreement;

     (b) the defined terms in this Agreement have the meanings assigned to them in this Article and include the plural as well as the singular; and

     (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     (d) the following terms have the meanings given to them as set forth below:

     "Act" shall have the meaning given such term in the SQUARZ Agreement.

     "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Bankruptcy Event" shall have the meaning given such term in the SQUARZ Agreement.

     "Bankruptcy Code" means the United States Bankruptcy Code (Title 11 U.S.C.) as amended.

     "Berkshire Class A Common Stock" shall have the meaning given such term in the SQUARZ Agreement.

     "Berkshire Class B Common Stock" shall have the meaning given such term in the SQUARZ Agreement.

     "Board Resolution" shall have the meaning given such term in the SQUARZ Agreement.

     "Book-Entry Interest" shall have the meaning given such term in the SQUARZ Agreement.

     "Business Day" shall have the meaning given such term in the SQUARZ Agreement.

     "Certificate" shall have the meaning given such term in the SQUARZ
Agreement.

     "Clearing Agency" shall have the meaning given such term in the SQUARZ Agreement.

     "Code" has the meaning specified in Section 6.1 hereof.

     "Collateral" has the meaning specified in Section 2.1 hereof.

     "Collateral Accounts" means, collectively, the IPT Account, the SPT Account and the Pledged Notes Account.

     "Collateral Agent" has the meaning specified in the first paragraph of this Agreement.

     "Collateral Substitution" shall have the meaning given such term in the SQUARZ Agreement.

     "Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of the SQUARZ Agreement, and thereafter "Company" shall mean such successor.

     "Custodial Agent" has the meaning specified in the first paragraph of this Agreement.

     "Failed Remarketing" shall have the meaning given such term in the SQUARZ Agreement.

     "Global Note" shall have the meaning given such term in the Indenture.

     "Holder" means the Person in whose name a Unit is registered in the SQUARZ Register or the Stripped SQUARZ Register, as applicable.

     "Indenture" shall have the meaning given such term in the SQUARZ Agreement.

     "Indenture Trustee" shall have the meaning given such term in the SQUARZ Agreement.

     "Initial Pledged Treasuries" shall have the meaning given such term in the SQUARZ Agreement.

     "Initial Pledged Treasuries Interest" shall have the meaning given such term in the SQUARZ Agreement.

     "Intermediary" means "securities intermediary" as defined in Section 8-102(a)(14)(B) of the Code.

     "IPT Account" means that certain account maintained at The Bank of New York in the name "The Bank of New York, a New York banking corporation, as Collateral Agent, for the benefit of Berkshire Hathaway Inc., as pledgee" and any successor account. The IPT Account will contain only the Initial Pledged Treasuries.

     "Note" shall have the meaning given such term in the recitals of this Agreement.

     "Outstanding Units" shall have the meaning given such term in the SQUARZ Agreement.

     "Person" shall have the meaning given such term in the SQUARZ Agreement.

     "Pledge" means the pledge described in Section 2.1 hereof, and "Pledged" means made subject to the Pledge.

     "Pledged Notes" means the Notes delivered to the Collateral Agent as of this date or hereafter by the SQUARZ Agent and Pledged to the Collateral Agent pursuant to Section 2.1 hereof, as well as any and all Notes delivered from time to time to the Collateral Agent in substitution for the Pledged Notes or in a Collateral Substitution. Notes that have been released from the Pledge pursuant to Section 4.l cease, upon such release, to be Pledged Notes unless and until such Notes are re-Pledged as set forth in Section 4.2, in which case such Notes shall again be Pledged Notes. Recourse on the Pledged Notes is limited as set forth in Section 6.1(b) hereof.

     "Pledged Notes Account" means that certain account maintained at The Bank of New York in the name "The Bank of New York, a New York banking corporation, as Collateral Agent, for the benefit of Berkshire Hathaway Inc., as pledgee, subject to the terms of that certain Pledge Agreement dated May 28, 2002, by and among, pledgee, Collateral Agent and certain others" and any successor account. The Pledged Notes Account will contain only the Pledged Notes.

     "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

     "Put" shall have the meaning given such term in the SQUARZ Agreement.

     "Remarketing" shall have the meaning given such term in the SQUARZ
Agreement.

     "Remarketing Agent" shall have the meaning given such term in the SQUARZ Agreement.

     "Required Acceleration Event" shall have the meaning given such term in the SQUARZ Agreement.

     "Requisite Amount" shall have the meaning given such term in the SQUARZ Agreement.

     "Retained Treasuries" has the meaning specified in Section 4.5(e) hereof.

     "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

     "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.

     "Separate Notes" shall have the meaning given such term in the SQUARZ Agreement.

     "SPT Account" means that certain account maintained at The Bank of New York in the name "The Bank of New York, a New York banking corporation, as Collateral Agent, for the benefit of Berkshire Hathaway Inc., as pledgee" and any successor account. The SPT Account will contain only the Substitute Pledged Treasuries.

     "SQUARZ" shall have the meaning given such term in the SQUARZ Agreement.

     "SQUARZ Agent" has the meaning specified in the first paragraph of this Agreement.

     "SQUARZ Agreement" has the meaning specified in the recitals of this Agreement.

     "SQUARZ Certificate" shall have the meaning given such term in the SQUARZ Agreement.

     "Stripped SQUARZ" shall have the meaning given such term in the SQUARZ Agreement.

     "Stripped SQUARZ Certificate" shall have the meaning given such term in the SQUARZ Agreement.

     "Substitute Pledged Treasuries" shall have the meaning given such term in the SQUARZ Agreement.

     "Substitute Pledged Treasuries Interest" shall have the meaning given such term in the SQUARZ Agreement.

     "Successful Remarketing" shall have the meaning given such term in the SQUARZ Agreement.

     "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

     "Transfer" means, as applicable:

          (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

          (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (a) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be one of the Collateral Accounts. In addition, any Transfer of Initial Pledged Treasuries or Substitute Pledged Treasuries hereunder shall be made in accordance with the TRADES Regulations and other applicable law.

     "Underlying Warrant" shall have the meaning given such term in the SQUARZ Agreement.

     "Underlying Warrant Cancellation" shall have the meaning given such term in the SQUARZ Agreement.

     "Underlying Warrant Cancellation Date" shall have the meaning given such term in the SQUARZ Agreement.

     "Underlying Warrant Early Expiration Date" shall have the meaning given such term in the SQUARZ Agreement.

     "Underlying Warrant Installment Payment" shall have the meaning given such term in the SQUARZ Agreement.

     "Underlying Warrant Installment Payment Date" shall have the meaning given such term in the SQUARZ Agreement.

     "Underlying Warrant Maturity Date" shall have the meaning given such term in the SQUARZ Agreement.

     "Unit" shall have the meaning given such term in the SQUARZ Agreement.

                                   ARTICLE II

                         PLEDGE; CONTROL AND PERFECTION

     SECTION 2.1    The Pledge.

     (a) The Holders, acting through the SQUARZ Agent as their attorney-in-fact, and the SQUARZ Agent as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, and upon each Collateral Substitution pledge and grant to the Collateral Agent, in each case for the benefit of the Company, as collateral security for the performance when due by such Holders of their obligations under the SQUARZ Agreement, including but not limited to the obligation of such Holders to make Underlying Warrant Installment Payments as set forth therein when and as the same are due, a security interest in all of the right, title and interest of such Holders (except as limited by Section 6.1(b) hereof) in:

          (i) (A) the Notes, (B) the Initial Pledged Treasuries, and (C) any Substitute Pledged Treasuries from time to time constituting a part of a Stripped SQUARZ, in each case that have been Transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement;

          (ii) the Collateral Accounts and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto; and

          (iii) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders shall have full beneficial ownership of the Collateral. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent, the Custodial Agent, and the Securities Intermediary, as applicable, shall be the agent of the Company as provided herein.

     (b) Except (i) as may be required in order to release Pledged Notes or Substitute Pledged Treasuries, as applicable, in connection with a Holder's election to (A) convert a SQUARZ to a Stripped SQUARZ or (B) reconvert a Stripped SQUARZ to a SQUARZ, or (ii) as otherwise required to release Pledged Notes as specified herein, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Note or Transfer any interest in a Global Note prior to the termination of this Agreement. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a Note or to Transfer any interest in a Global Note in order to release a portion of the Pledged Notes evidenced thereby from the Pledge, the Collateral Agent, the Company or the SQUARZ Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Pledged Notes registered to the

Securities Intermediary or endorsed in blank within fifteen days of the date the Securities Intermediary relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

     SECTION 2.2    Control and Perfection.

     (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders, acting through the SQUARZ Agent as their attorney-in-fact, and the SQUARZ Agent as such attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the SQUARZ Agent or any Holder), and the Securities Intermediary agrees, to comply with and follow any instructions that the Collateral Agent may deliver with respect to the IPT Account or the SPT Account and to follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent may deliver with respect to the Pledged Notes Account, or the Collateral credited thereto and any Security Entitlements with respect to any thereof. If the Securities Intermediary receives from a Holder or the SQUARZ Agent entitlement orders which conflict with entitlement orders received from the Collateral Agent, the Securities Intermediary shall follow the entitlement orders received from the Collateral Agent. The Holders acting through the SQUARZ Agent, and the SQUARZ Agent on behalf of such Holders, hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue to the Securities Intermediary instructions and entitlement orders, and to otherwise take action with respect to the Pledged Notes, the Collateral Accounts, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the SQUARZ Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act only in accordance with the terms hereof or as otherwise directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary as directed in writing by the Company.

     (b)  The Securities Intermediary hereby confirms and agrees that:

          (i) all securities or other property underlying any financial assets credited to the Collateral Accounts shall be registered in the name of the Securities Intermediary, or its nominee, endorsed to the Securities Intermediary, or its nominee, or in blank or credited to another Collateral Account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to one of the Collateral Accounts be registered in the name of the SQUARZ Agent, the Collateral Agent, the Company or any Holder, payable to the order of, or specially endorsed to, the SQUARZ Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

          (ii) when delivered to the Securities Intermediary pursuant to this Agreement, the Initial Pledged Treasuries will be promptly credited to the IPT

     Account, the Substitute Pledged Treasuries will be promptly credited to the SPT Account and the Pledged Notes will be promptly credited to the Pledged Notes Account;

          (iii) the Collateral Accounts are accounts to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the SQUARZ Agent as entitled to exercise the voting rights, if any, set forth in any financial asset credited to either of the Collateral Accounts;

          (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Accounts and/or any financial assets credited thereto pursuant to which it has agreed or will agree to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person; and

          (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the SQUARZ Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2, except that neither the Collateral Agent nor the Company shall give, or shall have the right or power to give, entitlement orders purporting to seek recourse against the principal of the Pledged Notes deposited in the Pledged Notes Account, and the Securities Intermediary shall not comply with any such orders if given.

          (vi) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to any Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

          (vii) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing, the terms of this Agreement shall prevail, provided, however, that in the event of any conflict, ambiguity, inconsistency, or defect between this Agreement and the SQUARZ Agreement, the parties hereto and thereto will cooperate and endeavor in good faith to cure such matter in a manner that effectuates the Pledge under this Agreement consistent with the terms of the SQUARZ Agreement.

     (c) The SQUARZ Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the SQUARZ Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of, the SQUARZ Agent and the Holders any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent or the Company any specific duties or obligations not otherwise assumed by the Collateral Agent or the Company hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent or Securities Intermediary be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection of any security interest hereunder.

                                   ARTICLE III

                         PAYMENTS ON PLEDGED COLLATERAL

     SECTION 3.1    Payments.

     (a) So long as the Securities Intermediary is the registered owner of the Pledged Notes, Initial Pledged Treasuries or Substitute Pledged Treasuries, it shall receive all payments thereon and shall, unless instructed otherwise by the Collateral Agent (which shall itself receive instructions from the Company), pay all such amounts received by it on account of such Pledged Notes, Initial Pledged Treasuries or Substitute Pledged Treasuries to the Collateral Agent. The Collateral Agent will pay all amounts received by it to the SQUARZ Agent for distribution in accordance with the terms of this Section 3.1. In connection with each payment made by the Collateral Agent pursuant to this Section 3.1, the Collateral Agent shall instruct the SQUARZ Agent (and the SQUARZ Agent shall comply with such instructions) with regard to how such payment should be distributed. Unless a provision of Article IV specifically provides otherwise, if such payment consists of (i) interest on such Pledged Notes or the semi-annual payment received with respect to the Initial Pledged Treasuries or the Substitute Pledged Treasuries, then all such amounts shall be paid by the SQUARZ Agent to the Company pursuant to the terms of the SQUARZ Agreement, (ii) principal of any Pledged Notes, then all such amounts shall, in accordance with the terms of the SQUARZ Agreement, be paid by the SQUARZ Agent to the respective Holders of such Notes, or (iii) Proceeds received by the Collateral Agent from the Remarketing Agent in connection with the Remarketing of the Notes, then all such Proceeds shall be paid by the SQUARZ Agent as follows: (A) any and all accrued but unpaid Underlying Warrant Installment Payments shall be paid to the Company, and (B) all remaining Proceeds shall be paid to the respective Holders of such Notes. All amounts to be paid to the Company hereunder shall be paid to the Company at the account or accounts specified by the Company to Collateral Agent in writing for such purpose by wire transfer in same day funds no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that if such payment is received by the Collateral Agent on a day that is not a Business Day or after 10 a.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day).

     SECTION 3.2    Application of Payments.

     All payments received by the SQUARZ Agent as provided herein shall be applied by the SQUARZ Agent in accordance with the provisions of the SQUARZ Agreement and any instructions given by the Collateral Agent in accordance with the terms of Section 3.1 above. If, notwithstanding the foregoing, (a) the SQUARZ Agent shall receive any payments of principal or other Proceeds on account of any Pledged Note, the SQUARZ Agent shall hold the same as trustee of an express trust for the benefit of the holders of the Notes (and promptly deliver the same over to the Indenture Trustee for payment to such holders), and neither the Company nor the SQUARZ Agent shall acquire any right, title or interest in any such payments of principal so received, or (b) a Holder shall receive any payments with respect to any Initial Pledged Treasuries Interest or Substitute Pledged Treasuries Interest, the SQUARZ Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Collateral Agent) for application to the satisfaction of the obligations of the Holders under the SQUARZ Agreement, and the Holders shall acquire no right, title or interest in any such payments of principal or other Proceeds so received.

                                   ARTICLE IV

             SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF NOTES

     SECTION 4.1    Collateral Substitution and the Creation of Stripped SQUARZ.

     (a) Pursuant to the SQUARZ Agreement, a Holder may exchange Substitute Pledged Treasuries for the Pledged Note securing such Holder's obligations under the SQUARZ Agreement by

          (i) Transferring to the Collateral Agent the Requisite Amount of Substitute Pledged Treasuries,

          (ii)      Transferring a SQUARZ to the SQUARZ Agent, and

          (iii) delivering a notice to the SQUARZ Agent, substantially in the form of Exhibit B hereto (or in any other form that may be agreed to between the Company and the SQUARZ Agent) (x) stating that such Holder has Transferred the Requisite Amount of Substitute Pledged Treasuries to the Collateral Agent pursuant to clause (i) above, (y) Pledging and instructing the SQUARZ Agent to Pledge such Substitute Pledged Treasuries to the Collateral Agent, and (z) requesting that the SQUARZ Agent instruct the Collateral Agent to release from the Pledge the Pledged Note related to such SQUARZ, each of the foregoing steps to be taken as specified in the SQUARZ Agreement.

     (b) If the Collateral Agent receives from the SQUARZ Agent a notice or instruction in writing substantially in the form provided in Exhibit A, the Collateral Agent shall, upon its verification that it has received the Requisite Amount of Substitute Pledged Treasuries from the applicable Holder of SQUARZ,

          (i) hold such Substitute Pledged Treasuries as Collateral Pledged by the Holders;

          (ii) subject to the terms of Section 4.1(c) below, release the Pledged Notes and promptly Transfer such Pledged Notes free and clear of the Pledge to the SQUARZ Agent; and

          (iii) deliver to the Indenture Trustee a certificate by the Collateral Agent (with a copy to the SQUARZ Agent) certifying that it has received the Requisite Amount of Substitute Pledged Treasuries from the applicable Holder pursuant to the terms of this Agreement and that a Pledged Note has been released from the Pledge.

     (c) Notwithstanding the foregoing, the Collateral Agent shall not accept substitutions of Substitute Pledged Treasuries for Notes other than in integral multiples of 20 SQUARZ.

     SECTION 4.2    Collateral Substitution and the Re-Creation of SQUARZ.

     (a) Pursuant to the SQUARZ Agreement, a Holder may exchange a Note for the Substitute Pledged Treasuries securing such Holder's obligations under the SQUARZ Agreement by

          (i)       Transferring to the Collateral Agent a Note,

          (ii)      Transferring a Stripped SQUARZ to the SQUARZ Agent, and

          (iii) delivering a notice to the SQUARZ Agent, substantially in the form of] Exhibit B hereto (or in any other form that may be agreed to between the Company and the SQUARZ Agent) (x) stating that such Holder has Transferred a Note to the Collateral Agent pursuant to clause (i) above,
     (y) Pledging and instructing the SQUARZ Agent to Pledge such Note to the Collateral Agent, and (z) requesting that the SQUARZ Agent instruct the Collateral Agent to release from the Pledge the Substitute Pledged Treasuries related to such Stripped SQUARZ, each of the foregoing steps to be taken as specified in the SQUARZ Agreement.

     (b) If the Collateral Agent receives from the SQUARZ Agent a notice or instruction in writing substantially in the form provided in Exhibit A, the Collateral Agent shall, upon its verification that it has received a Note from the applicable Holder of Stripped SQUARZ,

          (i)       hold such Note as Collateral Pledged by the Holders;

          (ii) subject to the terms of Section 4.2(c) below, release the Requisite Amount of Substitute Pledged Treasuries and promptly Transfer such Substitute Pledged Treasuries free and clear of the Pledge to the SQUARZ Agent; and

          (iii) deliver to the Indenture Trustee a certificate by the Collateral Agent (with a copy to the SQUARZ Agent) certifying that it has received a Note from the applicable Holder pursuant to the terms of this Agreement and that the Requisite Amount of Substitute Pledged Treasuries have been released from the Pledge.

     (c) Notwithstanding the foregoing, the Collateral Agent shall not accept substitutions of Notes for Substitute Pledged Treasuries other than in integral multiples of 20 Stripped SQUARZ.

     SECTION 4.3    Substitution of Collateral due to Interest Default.

     If the Company defaults in its obligation to pay interest on the Notes when and as required by the Indenture, any Holder of Pledged Notes who does not exercise its right under the SQUARZ Agreement to cancel the Underlying Warrant related to a SQUARZ or Stripped SQUARZ must, within five Business Days of such default, deliver Substitute Pledged Treasuries to the Collateral Agent for Pledge hereunder in substitution for the Pledged Note as described in Section
4.1. Upon the receipt by the Collateral Agent of such Substitute Pledged Treasuries and completion of the other steps required by Section 4.1, the Collateral Agent shall release such Notes free and clear of the Pledge to the SQUARZ Agent for the benefit of the holders of such Notes. If such Collateral Substitution is not properly effected, the Collateral Agent shall take the actions provided for herein upon a cancellation of the Underlying Warrant.

     SECTION 4.4    Bankruptcy.

     (a) Upon receipt by the Collateral Agent of written notice from the Company or the SQUARZ Agent that a Bankruptcy Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Notes, Initial Pledged Treasuries or Substitute Pledged Treasuries to the SQUARZ Agent for the benefit of the Holders of the SQUARZ and the Stripped SQUARZ, respectively, free and clear of the Pledge created hereby.

     (b) If the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Notes, Initial Pledged Treasuries or Substitute Pledged Treasuries, as the case may be, as provided by
Section 4.4(a), the SQUARZ Agent shall:

          (i) use its best efforts to obtain at the expense of the Company an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the occurrence of a Bankruptcy Event, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.4, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Bankruptcy Event, and if (y) the SQUARZ Agent shall be unable to obtain such opinion within ten days after the occurrence of such Bankruptcy Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Notes, Initial Pledged Treasuries or Substitute Pledged Treasuries, as the case may be, as provided in Section 4.4(a), then the SQUARZ Agent shall within 15 days after such Bankruptcy Event, commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Notes, Initial Pledged Treasuries or Substitute Pledged Treasuries, as the case may be, as provided by this Section 4.4; or

          (ii) commence an action or proceeding like that described in subsection (i) above within ten Business Days after Collateral Agent's receipt of notice of the occurrence of a Bankruptcy Event.

     SECTION 4.5 Cancellation, Expiration, Early Expiration or Exercise of Underlying Warrants.

     (a) Upon notice to the Collateral Agent from the SQUARZ Agent of an Underlying Warrant Cancellation:

          (i) with respect to any SQUARZ, the Collateral Agent shall (A) release from the Pledge the Pledged Note and, subject to Section 4.5(a)(iii) below, Transfer such Pledged Note, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ, and (B) release an Initial Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(a)(iii) and 4.5(e) below, Transfer such Initial Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ;

          (ii) with respect to any Stripped SQUARZ, the Collateral Agent shall (A) release a Substitute Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(a)(iii) and 4.5(e) below, Transfer a Substitute Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ, and (B) release an Initial Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(a)(iii) and 4.5(e) below, Transfer an Initial Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such Stripped SQUARZ; and

          (iii) if an Underlying Warrant Cancellation has occurred in connection with the exercise by the Holder of the Put granted such Holder pursuant to the Indenture, the Collateral Agent shall, prior to Transferring any Collateral to the SQUARZ Agent for the benefit of such Holder, pay to the Company (or to its agent at the Company's direction) an amount sufficient to pay the full amount of any Underlying Warrant Installment Payment falling due on the Underlying Warrant Cancellation Date pursuant to the SQUARZ Agreement.

     (b) Upon notice to the Collateral Agent from the SQUARZ Agent that any Holder has not exercised an Underlying Warrant on or before the Underlying Warrant Maturity Date, the Collateral Agent shall, with respect to the SQUARZ held by such Holder, release from the Pledge the Pledged Note related to such SQUARZ and Transfer such Pledged Note, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ (all Initial Pledged Treasuries and Substitute Pledged Treasuries having matured by the Underlying Warrant Maturity Date).

     (c) Upon notice to the Collateral Agent from the SQUARZ Agent that any Holder has not exercised an Underlying Warrant on or before the Underlying Warrant Early Expiration Date:

          (i) with respect to any SQUARZ, the Collateral Agent shall (A) release from the Pledge the Pledged Note and, subject to Section 4.5(c)(iii) below, Transfer such Pledged Note, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ, and (B) release an Initial Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(c)(iii) and 4.5(e) below, Transfer an Initial Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ;

          (ii) with respect to any Stripped SQUARZ, the Collateral Agent shall (A) release a Substitute Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(c)(iii) and 4.5(e) below, Transfer a Substitute Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ, and (B) release an Initial Pledged Treasuries Interest from the Pledge and, subject to Section 4.5(c)(iii) and 4.5(e) below, Transfer an Initial Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ; and

          (iii) Upon the Underlying Warrant Early Expiration Date, the Collateral Agent shall pay to the Company (or to its agent at the Company's request), prior to Transferring any Collateral to the SQUARZ Agent for the benefit of any Holder, the amount of any Underlying Warrant Installment Payments accrued to but excluding the Underlying Warrant Early Expiration Date.

     (d)  Upon the exercise by the Holder of any Underlying Warrant:

          (i) with respect to any SQUARZ, the Collateral Agent shall (A) release from the Pledge the Pledged Note and, subject to Sections 4.5(d)(iii), (iv) and (v), and 4.6(c), Transfer such Pledged Note, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ, and (B) release an Initial Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(d)(iii), (iv) and
     (v), 4.5(e), and 4.6(c) below, Transfer an Initial Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such SQUARZ;

          (ii) with respect to any Stripped SQUARZ, the Collateral Agent shall (A) release a Substitute Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(d)(iii), (iv) and (v), and 4.6(c) below, Transfer a Substitute Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such Stripped SQUARZ, and (B) release an Initial Pledged Treasuries Interest from the Pledge and, subject to Sections 4.5(d)(iii), (iv) and
     (v), 4.5(e), and 4.6(c) below, Transfer an Initial Pledged Treasuries Interest, free and clear of the Pledge created hereby, to the SQUARZ Agent for the benefit of the Holder of such Stripped SQUARZ;

          (iii) if an exercise of an Underlying Warrant occurs on a date that is an Underlying Warrant Installment Payment Date, the Collateral Agent shall, prior to

     Transferring any Collateral to the SQUARZ Agent for the benefit of any Holder, retain an amount sufficient to make the full amount of the Underlying Warrant Installment Payment due on such Underlying Warrant Installment Payment Date;

          (iv) if no Required Acceleration Event has occurred and a Holder exercises an Underlying Warrant on a date that is not an Underlying Warrant Installment Payment Date, the Collateral Agent shall require, prior to Transferring any Collateral to the SQUARZ Agent for the benefit of such Holder, such Holder to pay to the SQUARZ Agent, for the benefit of the Company, in cash, the full amount of the Underlying Warrant Installment Payment that would otherwise be due on the next following Underlying Warrant Installment Payment Date; and

          (v) if an exercise of an Underlying Warrant occurs following a Required Acceleration Event, the Collateral Agent shall require, prior to Transferring any Collateral to the SQUARZ Agent for the benefit of such Holder, such Holder to pay to the SQUARZ Agent, for the benefit of the Company, in cash, any Underlying Warrant Installment Payment accrued to but excluding the Underlying Warrant Early Expiration Date.

     (e) Notwithstanding the foregoing but subject to Sections 4.5(f) and (g), upon any Underlying Warrant Cancellation (other than due to a Bankruptcy Event) or upon the exercise of any Underlying Warrant on a date other than the Underlying Warrant Early Expiration Date or the Underlying Warrant Maturity Date, in an amount other than an integral multiple of 80 Units (such that the Initial Pledged Treasuries Interest and the Substitute Pledged Treasuries Interest, as applicable, that would otherwise be released free and clear of the Pledge represents a non-integral multiple of $1,000 principal amount of any United States Treasury security), the Collateral Agent shall release to the Holder the greatest amount of Initial Pledged Treasuries Interest and Substitute Pledged Treasuries Interest that constitute an integral multiple of $1,000 in principal amount of United States Treasury securities, and shall retain, subject to Sections 4.5(f) and (g), the remaining portion of such Holder's Initial Pledged Treasuries Interest and Substitute Pledged Treasuries Interest (as applicable, the "Retained Treasuries") for the benefit of such Holder. The Proceeds from the Retained Treasuries shall be distributed to the SQUARZ Agent for the benefit of such Holder when and as the Retained Treasuries mature. In such event, even though the Collateral Agent will continue to hold the Retained Treasuries, such Holder's Retained Treasuries will be held by the Collateral Agent for the benefit of such Holder, will cease to be Pledged to the Company and will be free and clear of the Pledge created hereby.

     (f) Upon the Underlying Warrant Early Expiration Date, the Collateral Agent will promptly sell all remaining Initial Pledged Treasuries and Substitute Pledged Treasuries and shall apply the such Proceeds to pay to the Company all accrued but unpaid Underlying Warrant Installment Payments, if any, owing hereunder or under the SQUARZ Agreement and then Transfer any remaining Proceeds to the SQUARZ Agent for the benefit of the Holders.

     (g) Upon the occurrence of any Bankruptcy Event (but following any Bankruptcy Event, subject to receiving bankruptcy court approval to the extent required by law), the Collateral Agent will promptly sell all remaining Initial Pledged Treasuries and Substitute Pledged Treasuries and shall Transfer such Proceeds to the SQUARZ Agent for the benefit of the Holders.

     SECTION 4.6    Remarketing; Application of Proceeds; Settlement.

     (a) Subject to Section 4.6(c) below, following a Successful Remarketing of Notes in accordance with the terms of the SQUARZ Agreement, the proceeds of such Remarketing shall be, to the extent such Notes are Pledged Notes, distributed by the Remarketing Agent to the Collateral Agent in accordance with the terms of the SQUARZ Agreement. The Collateral Agent will then pay the proceeds of such Remarketed Notes to the SQUARZ Agent, for the benefit of the Holder of such Notes, less the amount, if any, necessary to pay any Underlying Warrant Installment Payment then due under the SQUARZ Agreement.

     (b) Within three Business Days following a Failed Remarketing, any Notes delivered to the Remarketing Agent for such Remarketing shall be returned to the Collateral Agent, together with written notice from the Remarketing Agent of the Failed Remarketing. If any Holder of Notes exercises its right to Put such Holder's Notes to the Company following a Failed Remarketing pursuant to the terms of the Indenture, the proceeds of such Put shall be paid (a) to the Holder of such Notes if the Notes are Separate Notes or (b) in accordance with the terms of the SQUARZ Agreement if such Notes were Pledged Notes.

     (c) If a Holder is exercising an Underlying Warrant and is at the same time participating in a Remarketing of the related Note, such Holder may instruct the Collateral Agent to Transfer the Proceeds of such Remarketing of the Note to the Company to pay the Underlying Warrant Exercise Price in accordance with the terms of the SQUARZ Agreement and the Collateral Agent shall comply with any such instruction.

                                    ARTICLE V

                             VOTING RIGHTS -- NOTES

     SECTION 5.1    Exercise by SQUARZ Agent.

     The SQUARZ Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, that the SQUARZ Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Collateral; and provided, further, that the SQUARZ Agent shall give the Collateral Agent (with a copy of such notice to the Company) at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt by the Securities Intermediary or the Collateral Agent of any notices and other communications in respect of any Pledged Notes, including notice of any meeting at which holders of Notes are entitled to vote or solicitation of consents, waivers or proxies of holders of Notes, the Securities Intermediary shall use reasonable efforts to send promptly to the Collateral Agent, which shall use reasonable efforts to send promptly to the SQUARZ Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the SQUARZ Agent, execute and deliver to the SQUARZ Agent such proxies and other instruments in respect of such Pledged Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the SQUARZ Agent with respect to the Pledged Notes.

                                   ARTICLE VI

                               RIGHTS AND REMEDIES

     SECTION 6.1    Rights and Remedies of the Collateral Agent.

     (a) In addition to the rights and remedies available at law or in equity, after any failure on the part of any Holder to make an Underlying Warrant Installment Payment when and as the same is due and payable pursuant to the terms of the SQUARZ Agreement, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code that is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of any payments on the Pledged Notes (other than payments attributable to principal) or other Collateral in satisfaction of the Holders' obligations under the SQUARZ Agreement, (ii) sale of the Pledged Notes or other Collateral in one or more public or private sales, in each case at the written direction of the Company, or (iii) cancellation of the applicable Underlying Warrant; provided, however, that in the case of a sale of the Pledged Note, the Proceeds of such sale attributable to principal of such Pledged Note shall be paid to the SQUARZ Agent for the benefit of the Holder of such Pledged Note.

     (b) Notwithstanding anything to the contrary set forth herein, the obligation of any Holder to pay the Underlying Warrant Installment Payments or to perform it obligations under the SQUARZ Agreement shall be not be recourse to the principal of any Note.

     (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, if the amounts received by the Collateral Agent (i) as interest payments on a Pledged Note or (ii) with respect to a Initial Pledged Treasuries Interest and/or Substitute Pledged Treasuries Interest as provided in Article III hereof are, collectively, insufficient to satisfy the obligations of the Holder of the Unit to pay any Underlying Warrant Installment Payment, the inability to make such payments shall constitute an event of default on the part of the Holder under the SQUARZ Agreement. Upon any such event of default, the Collateral Agent shall have and may exercise, with reference to such Pledged Note, Initial Pledged Treasuries Interest and Substitute Pledged Treasuries Interest, as applicable, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law; provided, however, that a failure to make any Underlying Warrant Installment Payment which results from the Company's failure to pay interest on the related Pledged Note shall not constitute an event of default on the part of the Holder of such Note and shall not entitle the Company or the Collateral Agent to any rights or remedies as a secured party, except that the Company may declare the Underlying Warrant null and void if a Holder does not pay the Underlying Warrant Installment Payment in full within five Business Days of the date such Underlying Warrant Payment is due.

     (d) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) interest on the Pledged Notes, and (ii) the payments made with respect to any Initial Pledged Treasuries Interest or Substitute Pledged Treasuries Interest, subject, in each case, to the provisions of Article III, and as otherwise granted herein.

     (e) The SQUARZ Agent, individually and as attorney-in-fact for each Holder, agrees that, from time to time, upon the written request of the Company or the Collateral Agent (acting upon the written request of the Company), the SQUARZ Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Company or the Collateral Agent (acting upon the written request of the Company) may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The SQUARZ Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Company or the Collateral Agent (acting upon the written request of the Company) hereunder, except for liability for its own grossly negligent act, its own grossly negligent failure to act, its bad faith or its own willful misconduct.

     SECTION 6.2    Substitutions.

     Whenever a Holder has the right to exchange Substitute Pledged Treasuries or Notes, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

                                   ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES; COVENANTS

     SECTION 7.1    Representations and Warranties.

     Each Holder, acting through the SQUARZ Agent as its attorney-in-fact (it being understood that the SQUARZ Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent, which representations and warranties shall be deemed repeated by each Holder on each day a Holder Transfers Collateral, that:

     (a) such Holder has the power to grant a security interest in and lien on the Collateral;

     (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1 hereof;

     (c) upon the Transfer of the Collateral to a Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

     (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

     SECTION 7.2    Covenants.

     Each Holder, acting through the SQUARZ Agent as its attorney-in-fact (it being understood that the SQUARZ Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenants to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

     (a) neither the SQUARZ Agent nor any Holder will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

     (b) neither the SQUARZ Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of a Unit.

                                  ARTICLE VIII

                              THE COLLATERAL AGENT

     SECTION 8.1    Appointment, Powers and Immunities.

     (a) The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities
Intermediary:

          (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof;

          (ii) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), any Certificate or the SQUARZ Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created hereunder;

          (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to written directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof);

          (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; and

          (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the SQUARZ, Stripped SQUARZ or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

     (b) No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral or for any special, indirect, individual, consequential damages or lost profits or loss of business, arising in connection with this Agreement, even if the Collateral Agent, the Custodial Agent or the Securities Intermediary has been advised of the likelihood of such loss or damage being incurred and regardless of the form of action. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the SQUARZ Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, banker's lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

     (c) The Collateral Agent, Custodial Agent and Securities Intermediary shall have no liability whatsoever for the action or inaction of any Clearing Agency or any book-entry system thereof. In no event shall any Clearing Agency or any book-entry system thereof be deemed an agent or subcustodian of the Collateral Agent, Custodial Agent and Securities Intermediary. The Collateral Agent, Custodial Agent and Securities Intermediary shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; war (whether declared or undeclared); terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation.

     SECTION 8.2    Instructions of the Company.

     The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall each receive indemnity reasonably satisfactory to it as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

     SECTION 8.3    Reliance.

     Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

     SECTION 8.4    Rights in Other Capacities.

     The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the SQUARZ Agent, any Holder and any holder of Separate Notes (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the SQUARZ Agent, any Holder or any holder of Separate Notes without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that, except as provided in this Agreement, it shall not accept, receive or permit there to be created in favor of itself (and waives any right of set-off or banker's lien with respect to) and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall not be commingled with any other assets of any such Person.

     SECTION 8.5    Non-Reliance on Collateral Agent.

     None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the SQUARZ Agent or any Holder, of this Agreement, the SQUARZ Agreement, any Certificate or any other document referred to or provided for herein or therein or to inspect the properties or books of the SQUARZ Agent or any Holder. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the SQUARZ Agent, any Holder or any holder of Separate Notes (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

     SECTION 8.6    Compensation and Indemnity.

     The Company agrees:

     (a) to pay each of the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by each of them hereunder, and

     (b) to indemnify the Collateral Agent, the Custodial Agent, the Securities Intermediary and their officers, directors and agents for, and to hold each of them harmless from and against, any and all loss, liability, damage, claim or reasonable out-of-pocket expense incurred (other than to the extent caused by the gross negligence or willful misconduct on its part of such parties), arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the out-of-pocket costs and expenses (including fees and expenses of counsel) of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of such powers and duties or collecting such amounts. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld. The provisions of this Section 8.6 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent and the Securities Intermediary or the termination of this Agreement.

     SECTION 8.7    Failure to Act.

     In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the SQUARZ Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and none of the Collateral Agent, Custodial Agent or the Securities Intermediary shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, or
(ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, sufficient to save the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may incur by reason of its acting without willful misconduct or gross negligence. The Collateral Agent, Custodial Agent or the

Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, Custodial Agent or the Securities Intermediary, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

     SECTION 8.8    Resignation.

     Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as provided below, (a) the Collateral Agent, Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the SQUARZ Agent as attorney-in-fact for the Holders, (b) the Collateral Agent, Custodial Agent and the Securities Intermediary may be removed at any time by the Company and (c) if the Collateral Agent, Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the SQUARZ Agent and such failure shall be continuing, the Collateral Agent, Custodial Agent or the Securities Intermediary may be removed by the SQUARZ Agent. The SQUARZ Agent shall promptly notify the Company of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (c) of the immediately preceding sentence. The Company shall promptly notify the SQUARZ Agent of any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (b) of the second preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or such removal, then the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, may at the Company's expense petition any court of competent jurisdiction for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. Each of the Collateral Agent, Custodial Agent and the Securities Intermediary shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor after the payment of any outstanding fees, expenses and indemnities due and owing to such remaining party. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Section 8.8, and
Section 8.6 hereof, shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary hereunder.

     SECTION 8.9    Right to Appoint Agent or Advisor.

     The Collateral Agent shall have the right to appoint or consult with agents or advisors of its selection in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents (other than legal counsel) pursuant to this Section
8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

     SECTION 8.10   Survival.

     The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

     SECTION 8.11   Exculpation.

     Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, and regardless of the form of action.

                                   ARTICLE IX

                                    AMENDMENT

     SECTION 9.1    Amendment Without Consent of Holders.

     Without the consent of any Holders, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the SQUARZ Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the SQUARZ Agent, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

     (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

     (c) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or SQUARZ Agent; or

     (d) to add, amend, or supplement procedures and procedural matters by which the transactions contemplated by and other actions provided for in this Agreement are effectuated, including forms of notices, request, instructions, and the like.

     (e) to cure any ambiguity or potential ambiguity or to correct, amend, or supplement any provisions herein which may be defective or inconsistent with any other such provisions herein or with complementary provisions in the SQUARZ Agreement; or

     (f) to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders in any material respect.

     SECTION 9.2    Amendment with Consent of Holders.

     With the consent of not less than a majority of the Outstanding Units voting together as one class, by act of the Holders of such Units delivered to the Company, the SQUARZ Agent or the Collateral Agent, as the case may be, the Company, when duly authorized by a Board Resolution, the SQUARZ Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that no such supplemental agreement shall, without the consent of each Holder adversely affected thereby:

     (a) change the amount or type of Collateral underlying a Unit (except for the rights of holders of SQUARZ to substitute the Substitute Pledged Treasuries for the Pledged Notes, or the rights of Holders of Stripped SQUARZ to substitute Notes for the Substitute Pledged Treasuries), impair the right of the Holder to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

     (b) otherwise effect any action that would require the consent of the Holder affected thereby pursuant to the SQUARZ Agreement if such action were effected by an agreement supplemental thereto; or

     (c) reduce the percentage of Outstanding Units the consent of whose Holders is required for any such amendment.

It shall not be necessary for any act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.3    Execution of Amendments.

     In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, and the Securities Intermediary shall receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent) shall be fully protected in relying upon, an opinion of counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

     SECTION 9.4    Effect of Amendments.

     Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the SQUARZ Agreement shall be bound thereby.

     SECTION 9.5    Reference to Amendments.

     Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the SQUARZ Agent, bear a notation in form approved by the SQUARZ Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the SQUARZ Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the SQUARZ Agent in accordance with the SQUARZ Agreement in exchange for outstanding Certificates.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.1   No Waiver.

     No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     SECTION 10.2   GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent, the Custodial Agent and the Holders acting through the SQUARZ Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Accounts, which law, for purposes of the Code, shall be deemed to be the law governing all Security Entitlements related thereto. In addition, such parties agree that, for purposes of the Code, New York shall be the Securities Intermediary's jurisdiction. The Company, the Collateral Agent and the Holders, acting through the SQUARZ Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders , acting through the SQUARZ Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 10.3   Notices.

     Unless otherwise stated herein, all notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

     SECTION 10.4   Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the SQUARZ Agent, and the Holders, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the SQUARZ Agent.

     SECTION 10.5   Counterparts.

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 10.6   Severability.

     If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7   Expenses, Etc.

     The Company agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for:

     (a) all reasonable out-of-pocket costs and all reasonable expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

     (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with
(i) any enforcement or proceedings resulting or incurred in connection with causing any Holder to satisfy its obligations under the Underlying Warrants forming a part of the Units and (ii) the enforcement of this Section 10.7; and

     (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

     SECTION 10.8   Security Interest Absolute.

     All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any provision of the SQUARZ Agreement, the Underlying Warrants or any Certificate or any other agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders under the related SQUARZ Agreement, the related Underlying Warrants, any Certificate, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the SQUARZ Agreement, any Underlying Warrant, any Certificate or any other agreement or instrument relating thereto; or

     (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

     SECTION 10.9   Waiver of Jury Trial.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                         BERKSHIRE HATHAWAY INC.

                                         By:  /s/ Marc D. Hamburg
                                             ---------------------------
                                             Name: Marc D. Hamburg
                                             Title: Vice President

                                         Address for Notices:

                                         Berkshire Hathaway Inc.
                                         1440 Kiewit Plaza
                                         Omaha, Nebraska 68131
                                         Attention: Chief Financial Officer

                                         The Bank of New York, as Collateral
                                          Agent, Custodial Agent, and
                                          Securities Intermediary

                                         By:  /s/ Robert A. Massimillo
                                             ---------------------------
                                             Name: Robert A. Massimillo
                                             Title: Vice President

                                         Address for Notices:

                                         101 Barclay Street
                                         New York, NY 10286
                                         Attention: Corporate Trust
                                          Administration

                                         The Bank of New York, as SQUARZ Agent

                                         By:  /s/ Robert A. Massimillo
                                             ---------------------------
                                             Name: Robert A. Massimillo
                                             Title: Vice President

                                         Address for Notices:

                                         101 Barclay Street
                                         New York, NY 10286
                                         Attention: Corporate Trust
                                          Administration

                                    EXHIBIT A

                             INSTRUCTION FROM SQUARZ
                            AGENT TO COLLATERAL AGENT

The Bank of New York,
as Collateral Agent
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Administration

     Re:  SQUARZ of Berkshire Hathaway Inc. (the "Company")

     We hereby notify you in accordance with Section [3.2] [3.3] of the SQUARZ Agreement, dated as of May 28, 2002 and amended and restated as of August 13, 2002 (the "SQUARZ Agreement"), among the Company and us, as SQUARZ Agent and as attorney-in-fact for the Holders of [SQUARZ] [Stripped SQUARZ] from time to time, (and in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of May 28, 2002 and amended and restated as of August 13, 2002) that the Holder of [SQUARZ] [Stripped SQUARZ] listed below (the "Holder") has elected to convert [__________] [SQUARZ] [Stripped SQUARZ] into [_____________] [Stripped SQUARZ] [SQUARZ].

     In connection therewith, we hereby notify you that, pursuant to the instructions of the Holder, we intend to substitute the [Requisite Amount of Substitute Pledged Treasuries (calculated pursuant to the SQUARZ Agreement)] [$_______ aggregate principal amount of Notes]

                                 in exchange for

[$_______ aggregate principal amount of Pledged Notes] [Substitute Pledged Treasuries] held by you in accordance with the Pledge Agreement.

     The Holder has delivered to us a notice stating that the Holder has transferred [a Requisite Amount of Substitute Pledged Treasuries (calculated pursuant to the SQUARZ Agreement)] [$_______ aggregate principal amount of Notes] to you, as Collateral Agent and has instructed us to, and we hereby do, pledge and grant to you, as Collateral Agent, for the benefit of the Company, as collateral security for the performance by such Holder of its obligations under the SQUARZ Agreement, a security interest in all of the right, title and interest of such Holder (subject only to recourse limitations expressly stated in the Pledge Agreement) in such [Requisite Amount of Substitute Pledged Treasuries (calculated pursuant to the SQUARZ Agreement)] [$_______ aggregate principal amount of Notes].

     We hereby instruct you, upon receipt of such [Requisite Amount of Substitute Pledged Treasuries (calculated pursuant to the SQUARZ Agreement)] [$_______ aggregate principal amount of Notes], and upon the payment by such Holder of any applicable fees, to release the [$_______ aggregate principal amount of Pledged Notes] [Substitute Pledged Treasuries] related to such [SQUARZ] [Stripped SQUARZ] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the SQUARZ Agreement.

Date:  _____________________

                                         The Bank of New York as SQUARZ Agent

                                         By:
                                             --------------------------------
                                             Name:
                                             Title:

Please print name and address of Registered Holder electing to substitute [Substitute Pledged Treasuries] [Notes] for the [Pledged Notes] [Substitute Pledged Treasuries]:

Name:

Social Security or other Taxpayer Identification
Number, if any:

Address:

                                    EXHIBIT B

                           INSTRUCTION TO SQUARZ AGENT

The Bank of New York,
as SQUARZ Agent
101 Barclay Street
New York, NY 10286
Attention: Corporate Trust Administration

Re:  SQUARZ of Berkshire Hathaway Inc. (the "Company")

          The undersigned Holder hereby notifies you that it has elected to convert [__________] [SQUARZ] [Stripped SQUARZ] into [_____________] [Stripped SQUARZ] [SQUARZ].

          In connection therewith, pursuant to the SQUARZ Agreement, dated May 28, 2002 and amended and restated as of August 13, 2002 (the "SQUARZ Agreement"), among the you and the Company (and pursuant to the Pledge Agreement, dated as of May 28, 2002 and amended and restated as of August 13,
2002), the Holder has transferred [a Requisite Amount of Substitute Pledged Treasuries (calculated pursuant to the SQUARZ Agreement)] [$_______ aggregate principal amount of Notes] to the Collateral Agent, hereby pledges the same to the Collateral Agent, and hereby instructs you to,

     . pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance by the undersigned Holder of its obligations under the SQUARZ Agreement, a security interest in all of the right, title and interest of the undersigned Holder (subject only to recourse limitations expressly stated in the Pledge Agreement) in such [Requisite Amount of Substitute Pledged Treasuries (calculated pursuant to the SQUARZ Agreement)] [$_______ aggregate principal amount of Notes];

     . instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Notes] [Substitute Pledged Treasuries] related to such [SQUARZ] [Stripped SQUARZ], and

     . upon such release, cancel [______] [SQUARZ] [Stripped SQUARZ] held by such Holder and issue the same amount of [Stripped SQUARZ] [SQUARZ] in the name of the undersigned Holder.

Capitalized terms used herein but not defined shall have the meaning set forth in the SQUARZ Agreement.

          The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange.

Date:                                    Signature:
     ---------------------                          ----------------------------

                                         Signature Guarantee:
                                                              ------------------

Please print name and address of Registered Holder:

Name:
Social Security or other Taxpayer Identification Number, if any:
Address:

                                       B-2